EXHIBIT 4.4(c)


RESTRICTED STOCK GRANT AND REPURCHASE AGREEMENT

This Agreement made this ___ day of _________ (the "Agreement"), by and between Plymouth Rubber Company, Inc., a Massachusetts corporation (the "Company"), and _____________ of ______________ ("Employee").

WHEREAS, the Company proposes to sell to Employee ________ shares
(the "Stock") of the Company's Class B Common Stock, $1.00 par value per share, at a purchase price of $_____ per share (the "Purchase Price"); and

WHEREAS, the Company and Employee wish to restrict the transfer by Employee of the Stock so acquired by Employee and to give to the Company certain rights to repurchase the Stock in the event of termination of Employee's employment with the Company;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee agree as follows:

1. Repurchase Option.

1.1. If Employee's employment with the Company shall hereafter terminate at any time, for any reason, whether because of any action of the Company or Employee, the death or disability of Employee or otherwise (the "Termination"), the Company shall have the option to repurchase (the "Repurchase Option") the Unvested Shares in accordance with the procedure set forth in this Section 1. As used in this Agreement, the term "Termination" shall refer to the date on which termination of Employee's employment becomes effective. The number of shares of the Stock covered by the Repurchase Option (the "Unvested Shares") shall equal that number of shares of the Stock that have not yet vested as of the Termination according to the following schedule:




1.2. The Company may repurchase each of the Unvested Shares at a price equal to the Purchase Price.

1.3. In the event of the Employee's Termination, the Company may send to Employee a written notice, within 60 days after the date of Termination, specifying the number of Unvested Shares the Company elects to repurchase pursuant to the Repurchase Option and a date for the closing under this Section 1.3, which date shall not be more than 30 days after the date of such notice. The closing shall take place at the offices of the Company or at such other location as the Company and Employee shall agree. At the closing, Employee shall transfer to the Company the number of Unvested Shares specified in the Company's notice, free of all liens,

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encumbrances and rights of others, by delivery of
certificates representing such number of Unvested Shares, duly endorsed for transfer or accompanied by duly executed stock powers. Upon completion of such transfer and its receipt of such certificates so endorsed, the Company shall pay for such Unvested Shares by any of the following methods: (a) by delivery to Employee of a check in the amount of the aggregate repurchase price for such Unvested Shares, (b) by cancellation of indebtedness of Employee to the Company in such amount,
(c) by delivery of the Company's three-year promissory note in such amount, with interest thereon at the prime rate of interest charged by [identify money center bank] for short-term loans to its most creditworthy borrowers, as such rate may be in effect from time to time, such note to be in such form and to contain such other terms as shall be satisfactory to the Company, or (d) by any combination of the above methods. The method or methods of payment for such Unvested Shares shall be chosen by the Company in its sole discretion.

Upon delivery by the Company of notice of exercise of the Repurchase Option, the Company's sole obligation with respect to the Unvested Shares as to which the Repurchase Option is being exercised shall be to make payment of the repurchase price therefor. The Company shall not be required thereafter to treat Employee as the owner of such Unvested Shares, or to accord the right to vote to Employee with respect thereto or to receive any dividends thereon.

1.4. If, within 60 days after Termination the Company does not notify Employee that it elects to exercise its Repurchase Option, or if the Company does not exercise its Repurchase Option as to all of the Unvested Shares, Employee shall hold the remaining Unvested Shares free of the Repurchase Option but subject to the other terms of this Agreement.

2. Prohibited Transfers. Employee shall not sell, assign or transfer, by gift, operation of law or otherwise, all or any part of the Unvested Shares now or hereafter owned by Employee; provided, however, that the Employee may transfer unvested Shares to (i) the Employee's spouse, children or grandchildren (collectively, the "Immediate Family"); (ii) a trust solely for the benefit of the Employee or his or her Immediate Family; or (iii) a partnership or limited liability company whose only partners or shareholders are one or more of the Employee and his or her Immediate Family members (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that Employee gives the Company advance written notice describing the terms and conditions of the proposed transfer and the Company notifies the Employee in writing that such a transfer would comply with the requirements of this Agreement. The terms of this Agreement shall apply to the Permitted Transferee (including the Permitted Transferee's beneficiary, executor or administrator) except that Permitted Transferees shall not be entitled to transfer the Unvested Shares, other than by will or the laws of descent and distribution.

The Company shall not be required to transfer on its books any
Unvested Shares which have been transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner, or to pay dividends to any person or entity to which such Shares shall have been sold, assigned or otherwise transferred in violation of this Agreement.
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3. Escrow Arrangement.  As security for the faithful performance by
Employee of the terms of this Agreement and to ensure the availability for delivery of the Unvested Shares upon exercise of the Repurchase
Option, Employee agrees to deliver to and deposit with [         ], as
escrow agent in this transaction (the "Escrow Agent"), concurrently with the execution hereof, a stock assignment duly endorsed to the Company (with date and number of shares blank), together with the certificate or certificates evidencing the Unvested Shares. Said documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the following terms:

3.1. In the event the Company exercises its Repurchase Option, the Company shall give to the Escrow Agent a written notice specifying the number of Unvested Shares which it is electing to repurchase and the time and place of the closing. The Company and Employee irrevocably authorize and direct the Escrow Agent to complete the transaction contemplated by such notice in accordance with the terms of said notice. At the closing, the Escrow Agent shall complete the stock assignment held in escrow and endorsed by Employee and shall deliver the same, together with any certificates evidencing the Unvested Shares to be transferred, to the Company against the simultaneous delivery to the Escrow Agent of payment to Employee of the aggregate purchase price for the Unvested Shares which the Company has repurchased. Upon receipt of such payment, the Escrow Agent shall promptly deliver such payment to Employee.

3.2. Employee irrevocably authorizes the Company to deposit with the Escrow Agent any certificates evidencing Stock to be held by the Escrow Agent hereunder and any securities issued in exchange for or in respect of said Stock. Employee does hereby irrevocably constitute and appoint the Escrow Agent as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such Stock and other securities negotiable and to complete any transactions herein contemplated. Subject to the provisions of this Section 3, Employee shall exercise all rights and privileges of a stockholder of the Company while the Stock is held by the Escrow Agent.

3.3. This escrow shall terminate upon the earliest to occur of
(i) the expiration of the Repurchase Option pursuant to Section 1.4, or
(ii) full vesting of the Stock pursuant to Section 1.1. If at the time of such termination the Escrow Agent should have in its possession any documents, securities or other property belonging to Employee, it shall deliver all of the same to Employee and shall be discharged of all further obligations hereunder.

3.4. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company and Employee.

3.5. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act it may do or refrain from doing hereunder as Escrow Agent or as attorney-in-fact for Employee, provided that the Escrow Agent acts in good faith and in the exercise of its own good judgment, and any act which it does or refrains from doing pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.
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3.6. The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case it obeys or complies with any such order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.7. The Escrow Agent shall be entitled to employ such independent legal counsel and other experts as it may deem necessary to advise it in connection with its obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

3.8. The Escrow Agent reserves the right, upon notice to Employee and the Company, to resign from its duties as Escrow Agent. Upon receipt of such notice, the Company, with the consent of Employee, which consent shall not be unreasonably withheld, shall appoint a substitute escrow agent, whose fees and expenses, if any, shall be paid by the Company.

3.9. If the Escrow Agent reasonably requires other or further instruments in connection with this Section 3 or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

3.10. It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the Stock or other securities held by the Escrow Agent hereunder, it is authorized and directed to retain in its possession without liability to any one all or any part of said Stock or other securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but it shall be under no duty whatsoever to institute or defend any such proceedings.

3.11. All reasonable costs, fees and disbursements incurred by the Escrow Agent in connection with the performance of its duties hereunder shall be borne by the Company.

3.12. By signing below, the Escrow Agent becomes a party to this Agreement only for the purpose of this Section 3.

3.13. Upon receipt of a notice by the Escrow Agent, signed by the Company and Employee, setting forth such number of shares of Stock to be released from escrow (all of such Stock to be fully vested), the Escrow Agent shall deliver to the Company a certificate representing at least the number of shares of Stock to be released to the Employee. The Company shall deliver to Employee a certificate for the number of shares of Stock set forth in such notice and shall deliver to the Escrow Agent a certificate for the balance of the Shares to be held in escrow.

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4. No Registration.  Employee understands that the Stock has not been registered under the Act or qualified under the securities or "blue sky laws of any jurisdiction, and the Company is not, nor will it be, under any obligation to register the Stock under the Act or the "blue sky" laws of any jurisdiction. Employee further understands that the Stock will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Act and that, as such, the Stock must be held indefinitely unless it is subsequently registered under the Act or unless an exemption from the registration requirements thereof is available.

5. Lock-up Agreement. The provisions of this Agreement are in addition to any restrictions imposed by any lock-up agreements that may be required by the underwriters of any public offering registered by the Company under the Act. Employee hereby agrees to be bound by any such lock-up agreement and, upon the request of the Company or such underwriters, to execute and deliver a separate lock-up agreement in such form as the Company or such underwriters shall request, provided that the restrictions imposed by any such lock-up agreement shall terminate not later than 180 days after the closing date of the related public offering.

6. Investment Purposes.  Employee is acquiring the Stock for
Employee's own account for investment and not for, with a view to, or in connection with any resale or distribution thereof.

7. Restrictive Legend. The certificate for the Stock will be imprinted with legends in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH BLUE SKY LAWS AND AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.
THE SALE OR OTHER DISPOSITION OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCK RESTRICTION AND REPURCHASE AGREEMENT DATED AS OF ____, (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION FROM THE SECRETARY OF THE COMPANY.

8. Adjustments for Stock splits, Stock Dividends, etc.

8.1. If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Unvested Shares shall be immediately subject to
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the Repurchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Unvested Shares and the repurchase price of Section 1.2 shall be appropriately adjusted.

8.2. If the Unvested Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Unvested Shares.

9. Withholding Taxes.

9.1. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the transfer of, or the lapse of restrictions on, the Unvested Shares, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

    The Employee acknowledges that he has been informed of the advisability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Employee; and that the Employee is solely responsible for making such election. The Employee hereby agrees to deliver to the Company a signed copy of any document he may execute and file with the Internal Revenue Service evidencing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

10. Sale or Transfer in Violation of this Agreement. The Company shall not be required to transfer any shares of the Stock on its books which shall purportedly have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such shares shall purportedly have been sold, assigned or otherwise transferred in violation of this Agreement.

11. No Obligation to Employ. Employee understands and agrees that the ownership of any Stock by Employee shall not impose upon the Company any obligation to employ or continue to employ Employee.

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12. Severability.  If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.
Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

13. Equitable Relief. Employee acknowledges that money damages alone will not adequately compensate the Company for breach of any of Employee's covenants and agreements herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof.

14. Modification or Amendment. This Agreement and the provisions contained herein may be modified or amended, and any provision hereof may be waived, only by an instrument in writing signed by the Employee and an authorized officer of the Company.

15. Further Assurances. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between them with respect to such subject matter.

17. Notices.  All notices and communications hereunder given or made by any party hereto shall be in writing and shall be deemed
sufficiently given if delivered personally or if sent by registered or certified mail, return receipt requested, by nationally recognized overnight delivery service, or by facsimile with confirmation of transmission as follows:
                  If to the Company, to:
                  Plymouth Rubber Company, Inc.
                  Address:    104 Revere Street
                              Canton, Massachusetts  02021

                  Facsimile:
                  Attention:    President

                  If to Employee, to:
                  Address:


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18. Binding Effect and Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Company may, in its sole discretion, assign its rights and obligations under this Agreement, or any part thereof, to any person or entity. Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by Employee without the prior written consent of the Company's Board of Directors.

19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

20. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which shall together constitute the same Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this
Restricted Stock Grant and Repurchase Agreement as a contract under seal on the date first above written.

                                 PLYMOUTH RUBBER COMPANY, INC.
                                 _______________________________________
                                 By:
                                 Its:





                                 _______________________________________
                                 Employee
                                 For purposes of Section 3 only:
                                 [                ], Escrow Agent


                                 _______________________________________
                                 By:

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